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EXHIBIT 23.1    CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the following Registration Statements of our report dated May 10, 2002, with respect to the consolidated financial statements of SafeNet, Inc. and subsidiaries is included in the Current Report on Form 8-K dated May 7, 2002.

Registration Statements on Form S-8

Name	Registration Number	Date Filed
SafeNet, Inc. 2001 Omnibus Stock Plan, (Formerly 2000 Nonqualified Stock Option Plan)	333-62584	June 8, 2001
SafeNet, Inc. 2000 Nonqualified Stock Option Plan	333-50772	November 28, 2000
Information Resource Engineering, Inc. 2000 Nonqualified Stock Option Plan	333-43062	August 4, 2000
Information Resource Engineering, Inc. 1999 Employee Stock Option Plan, 1999 Stock Bonus Plan, 1999 Non-Employee Directors Stock Option Plan	333-91877	December 1, 1999
Information Resource Engineering, Inc. Stock Option Plan	333-08343	July 18, 1996

Registration Statements on Form S-3

Registration Number	Date Filed
333-93371	December 22, 1999
333-90237	November 3, 1999
333-04907	May 31, 1996
033-94046	August 18, 1995
033-94046	June 28, 1995

/s/ Ernst & Young LLP

Baltimore, Maryland
May 17, 2002

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  EXHIBIT 23.1 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
  Registration Statements on Form S-8
  Registration Statements on Form S-3